Exhibit 10.34

Date:	7 November 2023

To:	TRANGLO SDN BHD (“Tranglo”)

Unit 10-1, Tower 9, Avenue 5

Jalan Kerinci, Bangsar South, 59200

Kuala Lumpur, Malaysia

SEAMLESS GROUP INC. (FORMERLY KNOWN AS TNG FINTECH GROUP INC.)

(“Seamless”)

21/F Olympia Plaza

255 King’s Road, North Point

Hong Kong

Dear Sirs

SHAREHOLDERS’ AGREEMENT DATED 19 MARCH 2021 ENTERED INTO BETWEEN RIPPLE labs singapore pte. ltd.1 (“Ripple”), SEAMLESS AND TRANGLO (COLLECTIVELY, THE “PARTIES” and each a “party”), AS AMENDED FROM TIME TO TIME (INCLUDING BY THE SIDE LETTER DATED 29 NOVEMBER 2021, THE SIDE LETTER DATED 15 december 2021 AND THE Amendment no.1 to the shareholders’ agreement dated 13 APRIL 2023 (COLLECTIVELY, the “SHA”) - SIDE LETTER (“LETTER”) TO THE SHA

1.	We, Ripple (or hereinafter known as the “Investor”), refer to the SHA. This Letter is supplemental to the SHA and capitalized terms used herein shall, unless otherwise defined or the context may otherwise require, bear the same meaning as ascribed in the SHA.

2.	We refer to the provisions of Clause 4.4 of the SHA that govern meetings of Directors. Further to the Parties’ discussions on the board compositions of the Group Companies, we write to confirm the Parties’ mutual agreement that, only to the extent, and for so long as, there is no Investor Director appointed to the Board of a Group Company:

(a)	the requirement for at least one (1) Investor Director to be included in the quorum of meetings or adjourned meetings of the Board of such Group Company under Clause 4.4.2 of the SHA shall be waived. In the event such Group Company only has one (1) Director, the quorum of meetings or adjourned meetings of the Board of such Group Company shall be one (1) Director;

1 Pursuant to the amalgamation of Ripple Labs Singapore Pte. Ltd. (“RLSG”) into Ripple Markets APAC Pte. Ltd. (“RMA”) on October 1, 2023, all references to RLSG or Ripple in the SHA and this Letter shall mean RMA.

(b)	subject to applicable Laws and to paragraph 3 below, the Investor shall, and the Parties shall procure that the Investor shall, have the right, but not the obligation, to appoint one (1) person as its representative and observer (the “Observer”), in respect of such Group Company, and who shall have the right to:

(i)	be notified of all meetings of the Board of such Group Company in the same manner and form and at the same time that Directors are notified of such meetings, and be provided, in the same manner and form and at the same time as the Directors, with all notices, documents and information relating to such meetings;

(ii)	consult with and advise the Board and/or management of such Group Company on all significant business issues, including management’s proposed annual operating plans, at mutually agreeable times for such consultation and advice and to review progress in achieving said plans, and reasonable regard shall be given by the Board to such consultation and advice;

(iii)	attend (including in person or remotely via telephone or video conference or by any other similar means of communication) and speak at, all meetings of the Board of such Group Company, but who shall not have any rights to vote on any resolution of the Board of such Group Company or count towards any quorum. Such Group Company shall provide to such Observer an invitation for the Observer to attend such meeting of its Board, as well as all notices, agendas, minutes, consents, presentations, resolutions and all other materials and information that it provides to its Board with respect thereto at the same time that such materials and information are given to its Board. For the avoidance of any doubt, the Observer shall not only be entitled to attend but shall also be entitled to address the Board of such Group Company at such meetings of the Board of such Group Company on any of the Investor’s concerns or views on issues related to such Group Company;

(iv)	receive copies of any action taken by a written resolution adopted by the Board in lieu of a meeting of the Board no later than 10 calendar days after the date of such written resolution. Notice of such written resolution shall be given to the Observer concurrently with the distribution of the request for the execution of such written resolution to the members of the Board, provided that failure to give such notice or deliver a copy of any such written resolution to the Observer shall not, in itself, impair the validity of any action taken by the Board pursuant to such written resolution; and

(v)	report all matters concerning such Group Company, including but not limited to matters discussed at any Board meeting of such Group Company, to the Investor, and the Observer may take advice, and obtain instructions, from the Investor; and

(c)	the requirement for Investor Director Consent in Clause 4.4.7 of the SHA in relation to a meeting of a Board of the Company, and Clause 8.1.2 of the SHA (whether written or at a meeting of directors convened), with respect to such Group Company, shall be amended such that consent from either:

(i)	in the case of Tranglo Europe Ltd., a representative of the Investor (being any officer or authorised signatory thereof); or

(ii)	for Group Companies save for Tranglo Europe Ltd., a representative of the Investor (being any officer or authorised signatory thereof) or the Observer (to the extent appointed by the Investor),

shall be required, in place of the Investor Director Consent; and

(d)	each of the representative referred to in 2(c) above and the Observer is a representative of the Investor and is not a director, officer or employee of the Company.

For the avoidance of doubt, notwithstanding the foregoing, the Investor’s rights in relation to the appointment and removal of Investor Directors in any Group Company pursuant to the terms of the SHA shall remain in full force and effect, and all matters contained in this paragraph 2 shall not be applicable in the event an Investor Director has been appointed to the Board of such Group Company.

3.	In no event shall the Observer:

(a)	be deemed to be a member of the Board of a Group Company;

(b)	save for the obligations expressly set forth in this Letter, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to any Group Company or its respective shareholders; or

(c)	have the right to propose or offer any motions or resolutions to the Board of any Group Company.

4.	The Parties undertake to do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary, and to provide such assistance as may be required, to give effect to the terms of this Letter.

5.	Except to the extent expressly supplemented by this Letter, the terms and conditions of the SHA and all other instruments, agreements and documents executed thereunder or pursuant thereto shall remain unchanged and shall continue in full force and effect.

6.	The SHA shall henceforth be read and construed in conjunction with the modifications effected by this Letter. The SHA shall be read and construed as one instrument with this Letter to the extent applicable.

7.	In the case of a conflict or inconsistency between any provision of this Letter and the provisions of the SHA, the terms of this Letter shall prevail and bind the Parties insofar as to resolve any such inconsistencies.

8.	Nothing contained in this Letter shall be interpreted as a waiver of any of the rights, powers, discretions or remedies of any of the Parties under or pursuant to the SHA.

9.	Each Party represents and warrants to the other Party that:

(a)	it has the requisite authority and power to enter into, exercise its rights and perform and comply with its obligations under this Letter; and

(b)	its obligations under this Letter are legal, valid, binding and enforceable in accordance with its terms.

10.	This Letter supersedes any other agreement, letter, correspondence (oral or written or expressed or implied) entered into prior to this Letter in respect of the matters dealt with in this Letter.

11.	This Letter shall be executed as a Deed and may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart may be signed by a party or parties and transmitted by electronic or facsimile transmission which shall be valid and effectual as if executed as an original.

12.	A person who is not party to this Letter has no rights under the Contracts (Rights of Third Parties) Act of Singapore, 2002 to enforce any term of this Letter, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

13.	This Letter shall be governed by and construed in accordance with the laws of Singapore. Any dispute arising out of or in connection with this Letter shall be resolved in accordance with Clause 30.6 of the SHA.

Yours truly

EXECUTED as a DEED by	)
)
for and on behalf of	)
RIPPLE MARKETS APAC PTE. LTD.	)
in the presence of:	)	/s/ Sameer Dhond
Name: Sameer Dhond
Designation: Director

/s/ Juliana Dhond
Witness Signature
Name: Juliana Dhond

ACCEPTANCE

Date:	7 November 2023

To:	RIPPLE MARKETS APAC PTE. LTD.

I, the undersigned, hereby confirm my acknowledgement and agreement to the terms set out in your Letter dated ___7 November 2023______________above.

EXECUTED as a DEED by	)
)
for and on behalf of	)
TRANGLO SDN BHD	)
in the presence of:	)	/s/ Hui Ka Wah, Ronnie
Name: Hui Ka Wah, Ronnie
Designation: Director

/s/ Prisca Li
Witness Signature
Name: Prisca Li

ACCEPTANCE

Date:	7 November 2023

To:	RIPPLE MARKETS APAC PTE. LTD.

We, the undersigned, hereby confirm our acknowledgement and agreement to the terms set out in your Letter dated ___7 November 2023____________________ above.

EXECUTED as a DEED by	)
)
for and on behalf of	)
SEAMLESS GROUP INC.	)
in the presence of:	)	/s/ Alexander Kong King Ong
Name: Alexander Kong King Ong
Designation: Director

/s/ Prisca Li
Witness Signature
Name: Prisca Li